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                                                                 EXHIBIT 11

                        UNITED NATURAL FOODS, INC.

                     COMPUTATION OF EARNINGS PER SHARE

                   (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                                   NINE MONTHS
                                                                      ENDED
                                                   1994    1995   JULY 31, 1996
                                                   ----   ------- -------------
Primary:
 Weighted average shares outstanding.............   8,713   8,713      8,709
 Net effect of dilutive stock options and stock
  warrants based on the treasury stock method us-
  ing the assumed initial public offering price..   1,381   1,435      1,435
                                                  ------- -------    -------
 Total...........................................  10,094  10,148     10,144
                                                  ======= =======    =======
 Net income...................................... $ 3,017 $ 2,603    $ 4,025
                                                  ======= =======    =======
 Per share amount................................ $  0.30 $  0.26    $  0.40
                                                  ======= =======    =======
Fully diluted:
 Weighted average shares outstanding.............   8,713   8,713      8,709
 Net effect of dilutive stock options and stock
  warrants based on the treasury stock method us-
  ing the assumed initial public offering price..   1,381   1,435      1,435
                                                  ------- -------    -------
 Total...........................................  10,094  10,148     10,144
                                                  ======= =======    =======
 Net income...................................... $ 3,017 $ 2,603    $ 4,025
                                                  ======= =======    =======
 Per share amount................................ $  0.30 $  0.26    $  0.40
                                                  ======= =======    =======
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